SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event recorded) March 11, 2002
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                         Alec Bradley Cigar Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


                                     Florida
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                 (State or other jurisdiction of incorporation)


                0-32137                                      65-0701352
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        (Commission File No.)                              (IRS Employer
                                                        Identification No.)


                1750 N.W. 65th Avenue, Plantation, Florida 33313
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (954) 321-5991
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          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant
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         On March 11, 2002, the Board of Directors of Alec Bradley Cigar
Corporation (the "Company") approved the engagement of Jaffe, Kaufman, & Sarbey, LLC as independent auditors of the Company for the fiscal year ended December 31, 2001, to replace the firm of Spear, Safer, Harmon & Co., P.A. ("Spear"), who were dismissed as the Company's auditors, effective March 11, 2002.

         The reports of Spear on the Company's financial statements for the fiscal year ended December 31, 1999 and fiscal year ended December 31, 2000, did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for the fiscal year ended December 31, 1999, fiscal year ended December 31, 2000, and in the subsequent unaudited interim period through March 11, 2002 (date of dismissal), there were no disagreements with Spear on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Spear, would have caused Spear to make reference to the subject matter in their report. Spear has furnished the Company with a letter addressed to the Commission stating whether it agrees with the above statements. The letter is included with this report as an exhibit.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)      Exhibits

                  16.1 Letter of Spear & Company, P.A., pursuant to Item 304(a)(3) of Regulation S-B.








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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   March 15, 2002                    Alec Bradley Cigar Corporation



                                           /s/ Alan Rubin
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                                           Alan Rubin
                                           President






















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